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                                                                    EXHIBIT 9(d)

                        ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement is entered into as of the 7th day of October, 1998, by and among VALIC Retirement Services Company, a Texas corporation, ("Service Provider"), VALIC Investment Services Company, a Texas corporation, ("Dealer"), and American General Series Portfolio Company 2 (the "Trust"), a Delaware business trust, all of which have their principal offices at 2929 Allen Parkway, Houston, Texas 77019.

         WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and offers shares of beneficial interests ("Shares") in several series (each a "Fund" and collectively, the "Funds"), each Fund having its own investment objectives and investment policies and issuing Shares in several classes ("Classes"); and

         WHEREAS, a Certificate of Trust is on file with the Secretary of the State of Delaware; and

         WHEREAS, the Service Provider has been selected by certain employee retirement benefit plans (each a "Plan" and collectively, the "Plans") to provide certain administrative and recordkeeping services to the Plans and their participants ("Participants") in connection with their investments in the Funds; and

         WHEREAS, the Dealer provides securities order processing services to the trustee and/or custodian of the Plans and provides services to Plan Participants; and

         WHEREAS, the Service Provider, the Dealer, and the Trust desire that the purchase and redemption of shares of the Funds be facilitated through one or more omnibus accounts that has or have been established in the name of VALIC Trust Company as trustee and/or custodian of the Plan; and

         WHEREAS, the services to be provided by the Service Provider and the Dealer hereunder will benefit the Trust by relieving it of the expense it would incur if such services were to be provided by the Trust;

         WHEREAS, the Trust desires that the Service Provider and the Dealer provide services with respect to the Plans and the Service Provider and the Dealer desire to provide such services; and

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         WHEREAS, this Agreement is executed on behalf of the Trust or the
Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Trust. A Certificate of Trust in respect of the Trust is on file with the Secretary of the State of Delaware.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.             TERMS OF APPOINTMENT; DUTIES OF THE PARTIES

         1.01. The Service Provider and the Dealer. The Service Provider and the Dealer shall perform the services described herein, with respect to the Funds and Classes identified on Schedule A hereto, in accordance with procedures established from time to time by agreement of the Trust, the Service Provider, and the Dealer, and between the Service Provider and the Plans, in each case subject to terms and conditions set forth in each of the Trust's current prospectus. Except as specifically provided herein, neither the Service Provider nor the Dealer shall be or be held out to be an agent of the Trust or any Fund.

               (a) The Service Provider shall receive from the Plans, Plan Participants, Plan sponsors, authorized Plan committees or Plan trustees, according to the Service Provider's agreement with each Plan, by the close of regular trading on the New York Stock Exchange (the "Close of Trading") each business day that the New York Stock Exchange is open for business ("Business Day") instructions for the purchase, redemption and exchange of Shares (together, "Instructions");

               (b) Based on Instructions received each Business Day, the Service Provider shall compute net purchase requests or net redemption requests for Shares for each Fund for each Plan (together, "Orders"); (solely for purposes of receiving Instructions for the processing of Orders, and subject to the terms and conditions set forth in this Agreement, the Service Provider shall be deemed to be an agent for the Funds);

               (c) The Service Provider and the Dealer shall maintain records as required by applicable law related to, and advise the Trust as to the foregoing as instructed by the Trust. The Service Provider and the Dealer agree that such records maintained by them in connection with their activities under this Agreement will be preserved,



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                    maintained and made available in accordance with applicable law and regulations, and copies or, if required, originals will be surrendered promptly to the Trust on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that the Service Provider and the Dealer have maintained such records only in paper form. This provision shall survive the termination of this Agreement.

               (d) The Dealer shall transmit Orders to the Trust or its agent by the Close of Trading each Business Day. Such Orders shall be based solely on Instructions received in proper form by the Service Provider from the Plans, Plan Participants, Plan sponsors, authorized Plan committees or Plan trustees, according to the Service Provider's agreement with each Plan, by the Close of Trading each Business Day. Instructions received by the Service Provider after the Close of Trading on any Business Day shall be treated as though received on the next Business Day. The Dealer and the Service Provider shall maintain internal controls reasonably designed to prevent Plan Instructions received after the Close of Trading on any Business Day from being aggregated with any Order transmitted or otherwise communicated to the Transfer Agent as if it were received prior to the Close of Trading.

               (e) The Dealer shall transmit Orders to the Trust or its agent by no later than 9:00 AM Eastern Time on the first Business Day following the Business Day on which the Order was received. The Business Day on which Instructions are received in proper form by the Service Provider prior to the Close of Trading will be the Business Day as of which Orders will be deemed received by the Trust or its agent. For purposes of Section 1.01(d) and this Section 1.01(e), proper form shall mean when amounts to be purchased or redeemed are identified on the Service Provider's recordkeeping system by Participant, Plan, and Fund.

               (f) The Dealer shall promptly deliver, or instruct the Plans (or the Plans' trustees as the case may be) to deliver to the Trust or its agent, appropriate documentation and in the case of purchase requests, payment therefor.

         1.02. Equipment. The Service Provider and the Dealer shall maintain adequate offices, personnel, computers and other equipment necessary to perform the services contemplated by this Agreement. The Service Provider and the Dealer shall notify the Trust or its agent promptly in the event that either the Service Provider



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               or the Dealer becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement. The Service Provider or the Dealer shall maintain or cause the maintenance of back-up files of the records required to be maintained hereunder and shall store such back-up files in a secure off-premises location, so that, in the event of a power failure or other interruption of whatever cause at the location of the records, the Service Provider's and the Dealer's records are maintained intact and transactions can be processed at another location.

         1.03. Disclosure to Plans. The Service Provider shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans.

         1.04. Transmission of Information to the Service Provider. In accordance with procedures established from time to time by agreement of the Trust and the Service Provider, the Trust or its agent shall transmit to the Service Provider the following information for each Fund, as received by the Trust or its agent:

               (a) net asset value information as of the Close of Trading each Business Day;

               (b) dividend and capital gains distribution information, as it arises; and

               (c) daily accrual for dividend rate factor (mil rate) information with respect to the Funds which declare dividends daily. The Trust or its agent shall transmit to the Service Provider such information, using its best efforts by 6:30 PM Eastern Time, on each Business Day that such information is available.

         1.05. Representations Regarding Shares. Any representation made by the Service Provider regarding any Shares of a Fund shall be in its capacity as agent for the Plans and not in its capacity as agent of the Trust or any of the Funds. Similarly, any representation made by the Dealer regarding any Shares of a Fund shall be in its capacity as agent for the trustee and/or custodian of a Plan or as agent of a Participant. Neither the Service Provider nor the Dealer shall make any representation in any capacity regarding any Shares of a Fund that is not set forth in the Trust's current prospectus, statement of additional information or current sales literature as furnished by the Trust or its agent. To the extent that the Service Provider or the Dealer shall create sales literature identifying the Trust or the Funds, all such sales literature shall be submitted for approval to the Trust within ten (10) days in advance of the earlier of (a) its intended use or (b) its filing



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               with the National Association of Securities Dealers, Inc.
               ("NASD"). The Dealer shall be responsible for the expense and filing of any sales literature that it, with the approval of the Trust, creates.

         1.06. Confidentiality of Information. The parties hereto agree that all books, records, information, computer programs and data pertaining to the business of any other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except as may be permitted hereunder or may be required by law. This provision shall not apply to information lawfully in the possession of a party prior to the term hereof that has been lawfully obtained from other sources or independently developed by a party without reference to or reliance on information obtained from any other party hereto. This provision shall survive the termination of this Agreement.

         1.07. Compliance with Law. All of the parties shall at all times comply with all applicable federal and state laws and regulations thereunder, including the rules of any self-regulatory organization, in connection with the performance of each of the parties' responsibilities under this Agreement.

         1.08. Administrative Services. The Service Provider and the Dealer shall perform the administrative and recordkeeping services (the "Administrative Services") described in Schedule B attached hereto, as such Schedule B may be amended from time to time with the mutual consent of the parties hereto, with respect to Shares purchased, held or redeemed by a Plan. Except as provided specifically in Section 1.01(b) hereof, the Service Provider and the Dealer shall perform the Administrative Services as independent contractors and not as employees or agents of the Trust or any Fund. The Service Provider and the Dealer shall perform the Administrative Services in accordance with procedures established from time to time by the agreement of the Trust, the Service Provider, and the Dealer, and subject to terms and conditions set forth in the Trust's current prospectus.

         1.09. No Impairment of Trust's Authority. No provision of this Agreement shall limit in any way the authority of the Trust to take such action as it deems appropriate in connection with matters relating to the operation of the Funds and the sale of Shares.

         1.10. Authority of the Service Provider and the Dealer. The Service Provider and the Dealer acknowledge that neither is authorized by the Trust or any Fund to register the transfer of Shares or to transfer record ownership of Shares, and that only the Trust or its agent is authorized to perform such activities.


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2.             COMPENSATION

         2.01. Service Provider's Expenses. The Service Provider and the Dealer shall bear all expenses arising out of the performance of the Administrative Services and of the performance of their functions described herein. Neither the Service Provider nor the Dealer shall receive (nor shall any agent of the Service Provider or Dealer receive) from the Trust or any Fund (or from any affiliate of the Trust) any monetary compensation or reimbursement for such expenses.

         2.02. Trust's and Fund Expenses. The Trust shall bear all the expenses of the Funds hereunder and shall not receive (nor shall any agent of the Trust receive) from the Service Provider or the Dealer any monetary compensation or reimbursement for such expenses.

         2.03. Administrative Fees. In consideration of the Service Provider's and the Dealer's performance of the Administrative Services, the Trust, from the assets of each Fund, severally and not jointly, shall pay either to the Service Provider or the Dealer the fees (the "Administrative Fees") described in Schedule C attached hereto, as such Schedule C may be amended from time to time with the mutual consent of the Service Provider or the Dealer (as the case may be) and the Trust and the relevant Fund. The Service Provider or the Dealer must notify the Trust in writing immediately upon the opening of any new omnibus account with the Trust. The Dealer shall perform Administrative Services hereunder without compensation therefor.

         2.04. Calculation and Payment of Fees. The Administrative Fees shall be calculated in the manner described in Schedule C hereto and shall be due each calendar month from the Trust on behalf of each Fund for which the Service Provider and the Dealer perform Administrative Services pursuant to this Agreement. The Trust shall make a payment for Administrative Fees for a calendar month within thirty (30) days after the last day of such month. The Service Provider or the Dealer shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

3.             REPRESENTATIONS AND WARRANTIES

         3.01. Service Provider's Representations. The Service Provider represents and warrants to the Trust that:

               (a) it is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas;

               (b) it has full power and authority under applicable law to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business, and the performance of its obligations hereunder does not and will not violate or conflict with any governing



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                    document or agreement of the Service Provider or any
                    applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974;

               (c) it maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel, computers and other equipment necessary to perform the services contemplated by this Agreement;

               (d) the Service Provider's internal control structure over the processing and transmission of Plan Instructions is suitably designed to (i) prevent Instructions received after the Close of Trading from being aggregated and communicated to the Trust with Instructions received before the Close of Trading and (ii) minimize errors that could result in the late transmission of such Instructions;

         3.02. Dealer Representations. The Dealer represents and warrants to the Trust and each Fund that:

               (a) it is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas;

               (b) it has full power and authority under applicable law to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business;

               (c) (i) it is duly registered as a broker-dealer under section 15 of the Securities Exchange Act of 1934, (ii) it is duly registered as an investment adviser under section 203 of the Investment Advisers Act of 1940, and (iii) is a member in good standing of the NASD, and is in compliance with the conditions and qualifications set forth in the Conduct Rules of the NASD;

               (d) it will not purchase Shares of a Fund for its own account or otherwise act as principal in connection with the purchase or the redemption of Shares of a Fund;

               (e) it maintains and knows of no reason why it cannot or will not, during the term hereof, maintain adequate offices, personnel, procedures, computers and other equipment necessary to perform the services contemplated by this Agreement; and

               (f) its entering into and performing this Agreement are duly authorized by any necessary corporate actions and will not violate any provision of



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                    applicable law or regulation or order of any court,
                    governmental or regulatory body, or any agreement or instrument by which it is bound.

         3.03. Trust's Representations. The Trust represents on its own behalf, and for each Fund, and warrants to the Service Provider and the Dealer that:

               (a) the Trust is registered with the SEC as an open-end management investment company under the 1940 Act;

               (b) and the Shares of each of the Funds identified in Schedule A attached hereto are registered under the Securities Act of 1933 ("1933 Act");

               (c) the Trust shall amend the Registration Statement for the Shares on Form N-1A under the 1933 Act and the 1940 Act from time to time in order to effect the continuous offering of the Shares;

               (d) the Trust shall register or qualify the Shares for sale in accordance with the laws of various states only if and to the extent deemed advisable by the Trust, the Service Provider, or the Dealer; and

               (e) the entering into and the performing of this Agreement by the Trust are duly authorized and will not violate any provision of applicable law, regulation or order of any court, governmental or regulatory body, or any agreement or instrument by which the Trust and the Funds are bound.

4.       INDEMNIFICATION

         4.01. By The Trust. The Trust, on behalf of each Fund, shall indemnify and hold the Service Provider, the Dealer (including any affiliate of the foregoing), and the directors, trustees, officers and employees of the Service Provider and the Dealer harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities ("Losses") arising out of or attributable to:

               (a) the Trust's, its agent's, or the Fund's refusal or failure to comply with the provisions of this Agreement or applicable law;

               (b) the bad faith, negligence or willful misconduct of the Trust, its agent, or any Fund; or

               (c) the breach of any representation or warranty of the Trust on behalf of itself or a Fund hereunder, in each case except to the extent such Losses arise out of or are attributable to another party's breach of any provision of this



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                    Agreement or the bad faith, negligence or willful misconduct of another party in performing its obligations hereunder.

         4.02. By Service Provider. The Service Provider shall indemnify and hold the Trust, each affiliate of the Trust, each Fund, and the trustees, officers and employees of the Trust harmless from and against any and all Losses arising out of or attributable to:

               (a) the Service Provider's or its agent's refusal or failure to comply with the provisions of this Agreement or applicable law or with instructions properly given hereunder, whether it is performing functions on behalf of the Plans or providing Administrative Services;

               (b) the Service Provider's or its agent's performance of or failure to perform the Administrative Services;

               (c) the bad faith, negligence or willful misconduct of the Service Provider or its agent, whether it is performing functions on behalf of the Plans or providing Administrative Services;

               (d) the Service Provider's or its agent's furnishing to any Plan, Plan Participant, Plan sponsor, authorized Plan committee or Plan trustee any materially inaccurate, misleading or untimely information regarding any Fund or the Shares through no fault of the Trust or its agent; or

               (e) the breach of any representation or warranty of the Service Provider hereunder, in each case except to the extent such Losses arise out of or are attributable to another party's breach of any provision of this Agreement or the bad faith, negligence or willful misconduct of another party in performing its obligations hereunder.

         4.03. By the Dealer. The Dealer shall indemnify and hold the Trust, each affiliate of the Trust, each Fund, and the trustees, officers and employees of the Trust and each harmless from and against any and all Losses arising out of or attributable to:

               (a) the Dealer's or its agent's refusal or failure to comply with the provisions of this Agreement or applicable law or with instructions properly given hereunder;

               (b) the Dealer's or its agent's performance of or failure to perform the Administrative Services;

               (c) the bad faith, negligence or willful misconduct of the Dealer or its agent;



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               (d)  the Dealer's or its agent's furnishing to any Plan, Plan
                    Participant, Plan sponsor, authorized Plan committee or Plan trustee any materially inaccurate, misleading or untimely information regarding any Fund or the Shares through no fault of the Trust, its agent, or any Fund; or

               (e) the breach of any representation or warranty of the Dealer hereunder, in each case except to the extent such Losses arise out of or are attributable to another party's breach of any provision of this Agreement or the bad faith, negligence or willful misconduct of another party in performing its obligations hereunder.

         4.04. Acts of God. In the event that any party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage beyond its reasonable control, or other causes beyond its reasonable control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.

         4.05. No Consequential Damages. No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

         4.06. Claim Procedure. In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or loss for which any party (the "Indemnitor") may be required to indemnify another party (the "Indemnitee"), the Indemnitee shall promptly notify the Indemnitor of such assertion or loss, and shall keep the Indemnitor advised with respect to all developments concerning any such claim. The Indemnitor shall have the option to participate at its expense with the Indemnitee in the defense of any such claim. In the event that there is more than one Indemnitor with respect to any such claim, the Indemnitors shall agree as to their exercise of this option. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the Indemnitor's prior written consent. The obligations of the Trust, the Service Provider, and the Dealer under this Section 4 shall survive the termination of this Agreement.




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5.       ACKNOWLEDGMENTS

         5.01. Fees Solely for Administrative Services. The parties hereto acknowledge that the Administrative Fees are for administrative and recordkeeping services only and do not constitute payment in any manner for investment advisory or distribution services or services of an underwriter or principal underwriter within the meaning of the 1933 Act or the 1940 Act. The parties acknowledge that the Service Provider has been providing and will continue to provide certain services to the Plans as agent of the Plans, which, together with the Dealer, may involve, among other things, preparing informational or promotional materials relating to their services that may refer to the Funds and responding to telephone inquiries from Plan Participants. The parties acknowledge that the provision of such services and any other actions of the Service Provider and the Dealer related to the Funds and not specifically authorized herein are outside the scope of this Agreement.

         5.02. Service Provider Acting as Agent for the Plans; Supervision. The parties acknowledge that the Service Provider has been selected as a provider of administrative and recordkeeping services by the Plans, and that, except as provided specifically in Section 1.01(b) hereof, the Service Provider will perform the Administrative Services hereunder as an independent contractor and not as an employee or agent of the Trust or any Fund. The parties acknowledge, further, that neither the Trust nor any Fund undertakes to supervise the Service Provider or the Dealer in the performance of the Administrative Services; that neither the Trust nor any Fund shall be responsible for the performance of the Administrative Services by the Service Provider or the Dealer; that neither the Trust nor any Fund shall be responsible for the accuracy of the records maintained by the Service Provider for the Plans; and that neither the Trust nor any Fund shall be responsible for the performance of other functions by the Service Provider or the Dealer for the Plans and the Participants. This Agreement does not entitle the Service Provider or the Dealer to purchase any Shares for each of its own account.

         5.03. Laws Applicable to Funds. The Service Provider acknowledges that the Trust is a registered investment company under the 1940 Act, is subject to the provisions of the 1940 Act and regulations thereunder, and that the offer and sale of the Shares of the Funds are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. The Trust acknowledges that the Service Provider and the Dealer are not responsible for the Trust's or any Fund's compliance with such laws and regulations. If the Trust or any Fund notifies the Service Provider and the Dealer that a procedure or other activity of the Service Provider or the Dealer related to the discharge of either of its obligations hereunder has or may have the effect of causing the Trust or any Fund to violate any of such laws or regulations, the Service Provider, the Dealer, and the Trust, on behalf of the Funds, shall develop a mutually agreeable alternative procedure or activity which does not have such effect.




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         5.04. Agents of the Service Provider, the Dealer, and the Trust. Each
               party shall notify the other parties to this Agreement prior to the use of any agent. To the extent agents of the Service Provider or the Dealer perform services under this Agreement that are the responsibility of the Service Provider or the Dealer, as the case may be, the Service Provider or the Dealer shall be responsible for, and assume all liability for (including any obligation for indemnification as provided in Sections 4.02 or
               4.03 hereof, as applicable), the actions and inactions of such agents as if such services had been provided by the Service Provider or the Dealer. Similarly, to the extent agents of the Trust perform services under this Agreement that are the responsibility of the Trust, the Trust shall be responsible for, and assume all liability for (including any obligation for indemnification as provided in Section 4.01 hereof, as applicable), the actions and inactions of such agents as if such services had been provided by the Trust.

6.       AMENDMENT AND TERMINATION OF AGREEMENT

         6.01. Amendment. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by all the parties affected thereby; provided that an amendment solely to add or remove any Fund may be made, and shall be valid and binding, by the addition or removal of the relevant Fund's listing on Schedule A and its signature below without requiring the other parties' signatures and shall be effective as of the date of execution, unless any other party objects in writing within thirty (30) days after receiving notice of such amendment.

         6.02. Termination Without Cause. This Agreement may be terminated by any party upon ninety (90) days written notice to each other party.

         6.03. Termination by Trust for Cause. This Agreement may be terminated by the Trust as to any Fund immediately upon notice to each other party in the event that (a) the Service Provider or the Dealer becomes unable for any reason to perform the services contemplated by this Agreement, or (b) the performance by the Service Provider or the Dealer of the services contemplated by this Agreement becomes in the Trust's reasonable judgment unlawful or ceases to satisfy the Trust's reasonable standards and so becomes unacceptable to the Trust.

         6.04. Termination by Service Provider or the Dealer for Cause. This Agreement may be terminated by the Service Provider or the Dealer immediately upon notice to the Trust in the event that (a) the Trust becomes unable for any reason to fulfill the obligations set forth in this Agreement or (b) the performance by the Trust of the obligations contemplated by this Agreement becomes in the reasonable judgment of the Service Provider or the Dealer unlawful or ceases to satisfy the Service



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               Provider's or the Dealer's reasonable standards and so becomes unacceptable to the Service Provider or the Dealer.

         6.05. Termination for Cause by Any Party. This Agreement may be terminated by any party hereto immediately upon notice to each other party in the event that (a) all the Funds cease to be investment alternatives under all the Plans, (b) the Trust declines to accept any additional purchase or redemption requests for Shares, (c) the SEC issues any stop order suspending the effectiveness of the registration statements or prospectus for the Trust, or a current prospectus for the Trust is not on file with the SEC as required by Section 10 of the 1933 Act, or (d) any other party materially breaches this Agreement. To the extent that any of the events enumerated (a) through (d) of this Section
               6.05 occurs with respect to one or more Funds, but not with respect to all the Funds, or that one or more Funds, but not all the Funds, terminates this Agreement, in lieu of termination of this Agreement, the Trust shall amend Schedule A hereto with notice to the other parties to remove the relevant Funds from such Schedule A.

         6.06. Termination Procedures. Upon termination of this Agreement, each party shall return to each other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. This provision shall survive the termination of this Agreement.

7.       ASSIGNMENT AND DELEGATION

         7.01. Assignment and Delegation. Except as otherwise provided herein, neither this Agreement nor any rights, duties or obligations hereunder may be assigned or delegated by any party without the written consent of the other parties.

         7.02. Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

8.       NOTICES

         Notices hereunder shall be in writing, shall be signed by an authorized officer, and shall be deemed to have been duly given if delivered personally, sent by certified mail (return receipt requested), or sent by facsimile machine in accordance with procedures established by agreement of the Trust and the Service Provider or the Dealer, and if it is addressed to a party either at its address below or at a changed address specified by it in a notice to the other parties hereto:

         Trust:               AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2

         Service Provider:    VALIC RETIREMENT SERVICES COMPANY

         Dealer:              VALIC INVESTMENT SERVICES COMPANY

                                    2929 Allen Parkway
                                   Houston, Texas 77019

9.       MISCELLANEOUS

         9.01. Texas Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Texas, without regard to conflicts of laws principles.

         9.02. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written. All exhibits and schedules hereto, as amended from time to time, are incorporated herein and made a part hereof. References herein to exhibits and schedules refer to such exhibits and schedules as so amended. Nothing contained in this Agreement is intended to convey rights to any third parties, such as Plans, Plan trustees or Participants.

         9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original document and all of which together shall be deemed one and the same instrument.

         9.04. Limitation of Liability of the Trust, Trustees and Shareholders. It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of the Trust or any Fund shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Trust or any Fund must look solely to the property of such Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any Fund. No Fund shall be liable for the obligations or liabilities of any other Fund.

         9.05. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         9.06. Severability. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2



By:
   -------------------------------------
Name:

Title:


VALIC RETIREMENT SERVICES COMPANY


By:
   -------------------------------------
Name:    J. David Crank

Title:   Vice President


VALIC INVESTMENT SERVICES COMPANY


By:
   -------------------------------------
Name:

Title:

SCHEDULE A


               LIST OF AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2
              FUNDS AND CLASSES OF SHARES COVERED BY THE AGREEMENT


American General International Growth Fund - Institutional Class I American General Large Cap Growth Fund - Institutional Class I American General Mid Cap Growth Fund - Institutional Class I American General Small Cap Growth Fund - Institutional Class I American General International Value Fund - Institutional Class I American General Large Cap Value Fund - Institutional Class I American General Mid Cap Value Fund - Institutional Class I
American General Small Cap Value Fund - Institutional Class I American General Socially Responsible Fund - Institutional Class I American General Balanced Fund - Institutional Class I
American General High Yield Bond Fund - Institutional Class I American General Strategic Bond Fund - Institutional Class I American General Domestic Bond Fund - Institutional Class I
American General Core Bond Fund - Institutional Class I
American General Money Market Fund - Institutional Class I
American General Municipal Bond Fund - Institutional Class I American General Municipal Money Market Fund - Institutional Class I

SCHEDULE B

                           THE ADMINISTRATIVE SERVICES

         1. The Service Provider shall maintain adequate records for each Plan reflecting Shares purchased and redeemed, including the date, price and number of Shares purchased, redeemed or exchanged; dividend reinvestment dates and amounts of dividends paid for at least the current year to date; records of distributions and dividend payments; Share transfers; investment allocation changes; and overall control records. Such records shall be preserved, maintained and made available in accordance with the provisions of applicable law and regulations, and copies or, if required, originals shall be surrendered promptly to the Trust on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that such records have been maintained only in paper form.

         2. The Service Provider shall disburse or credit to the Plans, and maintain records of, all proceeds of Share redemptions and distributions not reinvested in Shares.

         3. The Dealer shall cause and oversee the timely and accurate transfer of funds in connection with Plan accounts with the Funds.

         4. The Dealer or the Service Provider shall prepare and deliver periodic account statements to the Plans showing for each Plan the total number of Shares held as of the statement closing date, purchases and redemptions of Shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Shares), including dates and prices for all transactions.

         5. Subject to the terms of the agreements with each Plan, and to the extent required by applicable law, the Service Provider shall deliver or cause the delivery of prospectuses, proxy materials (where pass-through voting is required), periodic reports to shareholders, and other materials provided to the Service Provider by the Trust on behalf of the Funds.

         6. The Dealer shall receive Instructions from the Service Provider or the trustee and/or custodian of the Plans, and communicate Orders to the Trust or its agent as specified in the Agreement.

         7. The Dealer shall transmit Orders to the Trust or its agent and, in accordance with applicable law, send to the Plans confirmations related to the processing of Instructions and Orders.

         8. The Service Provider shall maintain daily and monthly purchase summaries (expressed in both Share and dollar amounts) for each Plan.

         9. The Dealer shall use its best efforts to arrange for payment for net purchases of Shares attributable to all Orders executed prior to 4:00 PM on a given Business Day to be wired to the Trust or its agent by 12:00 PM (noon) eastern time the first Business Day following receipt of such orders by the Service Provider. The Trust agrees that it will use its best efforts to arrange for payment for net redemptions for Shares attributable to all orders executed prior to 4:00 PM on a given Business Day to be wired to the trustee and/or custodian of the Plans by 12:00 PM (noon) eastern time the first Business Day following receipt of such orders by the Transfer Agent.

         10. The Dealer and the Service Provider shall transmit to the Trust or its agent, or to any Fund designated by the Trust, such occasional and periodic reports as the Trust shall reasonably request from time to time to enable it or such Fund to comply with applicable laws and regulations.

         11. The Service Provider or the Dealer shall establish a voice response system and make customer service representatives accessible to respond to Plan or Participant inquiries regarding, among other things, Share prices, account balances, dividend amounts, dividend payment dates, and any information changes concerning a Plan or Participant.

         12. The Service Provider shall provide average cost basis reporting to Plan Participants to assist them in preparing their income tax returns.

         13. The Service Provider shall prepare and file with the appropriate governmental agencies such tax-related information, returns and reports as are required under applicable laws or regulations to be filed for reporting (a) dividends and other distributions, (b) amounts withheld on dividends and other distributions and payments, and (c) gross proceeds of sales transactions.

         14. The Service Provider shall assist with the solicitation of proxies from Plan Participants, as requested from time to time by the Trust.

         15. The Service Provider shall establish Internet access for Participants to view account balances and perform certain limited transactions as determined by the Service Provider and the Dealer.

         16. The Service Provider shall perform all testing and Plan compliance services, including consulting on proposed Plan amendments, determining Plan eligibility, calculating Plan service and vesting, and processing forfeitures.

SCHEDULE C

                             THE ADMINISTRATIVE FEES

         The Trust, on behalf of the Funds, will pay the Service Provider or the Dealer (but not both of them) a monthly fee at an annualized rate of .25 percent (25 basis points) with respect to the Funds listed on Schedule A, of the average daily account balance during the month for each account for which the Service Provider and the Dealer perform Administrative Services. If the Service Provider or the Dealer begins or ceases to perform Administrative Services during the month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.